UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 605-6625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Excise Tax Gross-Up Agreement

During the week of September 18, 2006, National Medical Health Card Systems, Inc. (“NMHC”) entered into an Excise Tax Gross-Up Agreement with the executive officers and other employees identified below. The form of, and the entering into, the Excise Tax Gross-Up Agreements with such officers was approved by the compensation committee of NMHC’s board of directors on June 15, 2006 in connection with the committee’s annual compensation review. Under this agreement, in the event any of the persons party to the agreement becomes entitled, under any agreement, plan or arrangement with NMHC, to any payment, benefit or other amount which would subject the person to excise tax, interest or other penalties, then the person in question is entitled to receive a gross-up payment in an amount such that after payment by the person of all excise tax, interest or other penalties imposed on the gross-up payment, the person retains an amount of the gross-up payment which is equal to the excise tax, interest or other penalty imposed upon the payment, benefit or other amount initially received by the person. For a more complete description of the Excise Tax Gross-Up Agreement, please refer to the full text of the agreement, a form of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Name of Person Party to the Agreement

James Smith

Stuart Diamond

Jonathan Friedman

Bill Masters

Robert Kordella

Jay Flanick

Mark Adkison

Neil Carfagna

Nate Schultz

Tery Baskin

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Form of Excise Tax Gross-Up Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Medical Health Card Systems, Inc.

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Chief Executive Officer

Dated: September 22, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Form of Excise Tax Gross-Up Agreement.